Exhibit 99.5

To the Board of Directors
Qvidian Corporation and Subsidiary
Chelmsford, Massachusetts

INDEPENDENT AUDITORS' REPORT

We have reviewed the accompanying interim consolidated condensed financial statements of Qvidian Corporation and Subsidiary (collectively referred to as the "Company"), which comprise the consolidated balance sheet as of September 30, 2017, and the related consolidated statements of operations, comprehensive loss, and cash flows for the nine months then ended September 30, 2017 and 2016, respectively, and the related notes to the condensed consolidated financial statements.

Management's Responsibility for the Condensed Consolidated Financial Statements
The Company's management is responsible for the preparation and fair presentation of the condensed financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim condensed financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors' Responsibility
Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements. Accordingly, we do not express such an opinion.

Auditors' Conclusion
Based on our review, we are not aware of any material modifications that should be made to the interim information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Consolidated Balance Sheet as of December 31, 2016
We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 2016, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ deficit and cash flows for the year then ended (not presented herein); and in our report dated June 27, 2017, we expressed an unmodified audit opinion on those audited consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2016, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
January 26, 2018